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                                                                Exhibit 3.2
                                     BY-LAWS
                                       OF
                          ANTHRA PHARMACEUTICALS, INC.

                                   ARTICLE I.

                                     OFFICES

      Section 1.01. The Corporation shall have offices and places of business at such places, within or without the States of New York, New Jersey and Tennessee, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II.

                            MEETINGS OF SHAREHOLDERS

      Section 2.01. Time and Place. All meetings of shareholders shall be held at such time and place within or without the States of New York, New Jersey and Tennessee as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

      Section 2.02. Annual meetings of stockholders, commencing with the year 1986, shall be held on the first Tuesday in the month of June of each year if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meetings the stockholders shall elect a Board of Directors, and transact any other proper business, notice of which was given in the notice of the meeting.
At each election of directors, every holder of stock entitled to vote shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.
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      Section 2.03. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given in accordance with Section 4.01 to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

      Section 2.04. The Secretary or officer who has charge of the stock ledger shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and number of shares registered in the name of such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      Section 2.05. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President or the Board of Directors.

      Section 2.06. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

      Section 2.07. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.


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      Section 2.08. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with Section 2.01 or 2.06 as the case may be, to each stockholder of record entitled to vote at the meeting.

      Section 2.09. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

      Section 2.10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. A duly executed proxy may state that it is irrevocable if it is coupled with an interest sufficient in law to support an irrevocable power.


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      Section 2.11. Whenever a vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereat were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented in writing.

                                PRESIDING OFFICER

                                ORDER OF BUSINESS

      Section 2.12.(a) Meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the Chief Executive Officer, or if he is not present, by the President, or if none of the foregoing is present, by a chairman to be chosen by a majority of the stockholders entitled to vote at the meeting who are present in person or by proxy. The Secretary of the Corporation, or in his absence, an Assistant Secretary, if any, shall act as Secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

            (b) The order of business shall be as follows:

                  1. Call of meeting to order.

                  2. Proof of notice of meeting.

                  3. Reading of minutes of last previous annual meeting.

                  4. Reports of officers.

                  5. Reports of committees.


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                  6. Election of directors.

                  7. Miscellaneous business.

                                  ARTICLE III.

                                    DIRECTORS

      Section 3.01. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

      Section 3.02. There shall initially be three directors of the Corporation which shall constitute the whole Board. The Board of Directors, by resolution adopted by vote of a majority of the then authorized number of directors, may increase or decrease the number of directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.04, and each director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders of the Corporation.

      Section 3.03. Any director of the Corporation may resign at any time by giving written notice thereof to the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified with respect thereto the acceptance of such resignation shall not be necessary to make it effective.

      Section 3.04. Any director or the entire Board of Directors may be removed, with or without cause, at any time, by the affirmative vote of the holders of record of a majority of all the


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shares of capital stock entitled to vote at an election of directors. Vacancies in the Board of Directors created by the death, resignation or removal of directors and newly created directorships resulting from any increase in the authorized number of directors may be filled only by the affirmative vote of a majority of the remaining directors. If the directors in office at the time of the vacancy constitute less than a majority of the whole Board, then an election of directors may be held in the manner provided by law.

                       MEETINGS OF THE BOARD OF DIRECTORS

      Section 3.05. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the States of New York, New Jersey and Tennessee.

      Section 3.06. The Board of Directors shall meet as soon as practicable after the annual election of directors, for the purpose of organization and the transaction of other business. No notice of such meeting shall be required. Such organization meeting may, however, be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board, or in a consent and waiver of notice thereof signed by all the directors.

      Section 3.07. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board. Any business of the Corporation may be transacted at any such regular meeting.

      Section 3.08. Special meetings of the Board may be called by the Secretary, on two days' notice to each director as provided in Article IV, either at the request of the President or at the written request of two directors.


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      Section 3.09. At all meetings of the Board a majority of the total number of directors shall constitute a quorum for the transaction of business, and the act of a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 3.10. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

      Section 3.11. Members of the Board of Directors or any committee designated by the Board pursuant to Section 3.12, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at such meeting.

                             COMMITTEES OF DIRECTORS

      Section 3.12. The Board of Directors may, by resolution passed by the affirmative vote of a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may by like vote designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent


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provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, except that a committee may not amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend the sale of all or substantially all of the Corporation's assets, or declare a dividend unless such committee action is expressly provided by law. A committee may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

      Section 3.13. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                                  COMPENSATION

      Section 3.14. Directors, and members of any committee of the Board of Directors, shall be entitled to such reasonable compensation for their services as directors and members of each such committee as shall be fixed from time to time by resolution of the Board of Directors, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. The compensation of directors may be on such basis as is determined in the resolution of the Board of Directors. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.


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                                   ARTICLE IV.

                                     NOTICES

      Section 4.01. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director, or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or cable.

      Section 4.02. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance in person or by proxy of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting and does so object at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any director attending a meeting of the Board of Directors without protesting, prior to the meeting or at its commencement, any lack of notice shall be conclusively deemed to have waived notice of such meeting.


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                                   ARTICLE V.

                                    OFFICERS

      Section 5.01. The Board of Directors at its initial meeting, and thereafter at its first meeting after each meeting of stockholders at which directors are elected, shall elect a Chairman of the Board, a President, a Chief Executive Officer, a Secretary and a Treasurer, each of whom shall hold office until the first meeting of the Board after the next annual meeting of the stockholders and until his successor is elected and qualified. At any time, the Board of Directors may also appoint one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents as in its judgment the business of the Corporation may require and who shall perform such duties as the Board shall from time to time determine. No officer of the Corporation need be a member of the Board of Directors. Any number of offices may be held by the same person.

      Section 5.02. The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors.

      Section 5.03. Any officer or agent of the Corporation may be removed at any time, either with or without cause, by the Board of Directors in its sole discretion. Any vacancy occurring in any office of the Corporation may be filled at any time by the Board of Directors.

                            THE CHAIRMAN OF THE BOARD

      Section 5.04. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors, and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.


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                                  THE PRESIDENT

      Section 5.05. The President, subject to the authority of the Board of Directors, shall have such powers and duties as may from time to time be assigned by the Board of Directors.

                           THE CHIEF EXECUTIVE OFFICER

      Section 5.06. The Chief Executive Officer, subject to the authority of the Board of Directors, shall have such powers and duties as may from time to time be assigned by the Board of Directors.

                               THE VICE PRESIDENTS

      Section 5.07. The Vice President, if any, or if there shall be more than one, the Vice Presidents, may be designated by such title or titles and in such order of seniority as the Board of Directors may determine. They shall perform such duties and exercise such powers as the Board of Directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

      Section 5.08. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors; attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings of all such meetings in a book kept for that purpose; perform like duties for the standing committees when required; keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable; and perform such other duties as may be prescribed from time to time by the Board of Directors, or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, if any, shall have authority to affix the same to any instrument requiring it


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and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. Section 5.09. The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries, shall perform such duties and exercise such powers as the Board of Directors or the Secretary may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

      Section 5.10. The Treasurer shall have the custody of the corporate funds and securities and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Chief Executive Officer, and shall render to the Board, whenever the Board shall require, an account of all his transactions as Treasurer.

      Section 5.11. The Assistant Treasurer, if any, or if there shall be more than one, the Assistant Treasurers, shall perform such duties and exercise such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

                                   ARTICLE VI.

                              CERTIFICATES OF STOCK

      Section 6.01. The certificates for shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Every holder of shares of capital stock of the Corporation shall be entitled to have a certificate in the form approved by the Board of Directors.


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      Section 6.02. Any or all the signatures on the certificate may be facsimile. In case any such officer who has signed, or whose facsimile signature has been used on, any such certificate shall cease to be such officer, whether because of resignation, removal or otherwise, before such certificate has been delivered by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if such officer had not ceased to be such at the date of such delivery.

                                LOST CERTIFICATES

      Section 6.03. In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers thereunto duly authorized by the Board, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen or destroyed; provided, however, that in each such case the applicant for a substitute certificate shall furnish evidence to the Corporation which the Board of Directors, or any officer or officers authorized as aforesaid, determines is satisfactory, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by the Board.

                               TRANSFERS OF STOCK

      Section 6.04. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the proper officers of the Corporation or of the transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


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                               FIXING RECORD DATE

      Section 6.05. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VII.

                               GENERAL PROVISIONS
                                    DIVIDENDS

      Section 7.01. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the applicable provisions, if any, of the Certificate of Incorporation.

      Section 7.02. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves for any proper purposes as the


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directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve.

                                   FISCAL YEAR

      Section 7.03. The fiscal year of the Corporation shall be the year ending May 31 unless otherwise fixed by resolution of the Board of Directors.

                                    DEPOSITS

      Section 7.04. The Board of Directors shall select banks, trust companies, or other depositories in which all funds of the Corporation not otherwise employed shall, from time to time, be deposited to the credit of the Corporation. Any check or draft on the Corporation's bank accounts, purchase order, instrument for the payment of money or other instrument or agreement which purports to bind the Corporation to pay an indebtedness in an amount less than or equal to $500 may be signed by the Chairman of the Board, the President or the Chief Executive Officer (one signature thereon being sufficient to bind the Corporation). All checks and drafts on the Corporation's bank accounts, purchase orders, other instruments for the payment of money and other agreements or instruments which purport to bind the Corporation to pay an indebtedness that exceed an amount equal to $500 shall be signed by both (a) the Chief Executive Officer and (b) the Chairman of the Board, the President or such officer or other person as shall be thereunto authorized from time to time by the Board of Directors.

                    VOTING SECURITIES HELD BY THE CORPORATION

      Section 7.05. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders or other corporations in which the Corporation may


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hold securities. At such meeting the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

                                      SEAL

      Section 7.06. The corporate seal shall be in such form as the Board of Directors shall prescribe and may be altered at the sole discretion of the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII.

                                 INDEMNIFICATION

      Section 8.01. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation, if, as and to the extent authorized by the laws of the State of Delaware, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding. The indemnification expressly provided by statute in a specific case shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any lawful agreement, vote of stockholders


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or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                    INSURANCE

      Section 8.02. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                                   ARTICLE IX.

                                   AMENDMENTS

      Section 9.01. These By-Laws may be amended or repealed by the affirmative vote of a majority of the stockholders entitled to vote thereon or a majority of the directors then in office at any regular meeting of the stockholders or of the Board of Directors, respectively, or at any special meeting of the stockholders or of the Board of Directors, respectively, if notice of such proposed alteration or repeal be contained in the notice of such meeting. The stockholders may determine by majority vote that any action taken by them with respect to adoption, amendment or repeal of any part of these By-Laws shall not be subject to subsequent amendment or repeal by


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the Board of Directors, provided that any such determination shall be set forth in the appropriate place in the text of these By-Laws.


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